                                                                  EXHIBIT (h)(1)

                         MERCANTILE MUTUAL FUNDS, INC.
                          CO-ADMINISTRATION AGREEMENT
                          ---------------------------


     AGREEMENT dated as of January 1, 2000 among MERCANTILE MUTUAL FUNDS, INC., a Maryland corporation (the "Company"), FIRSTAR MUTUAL FUND SERVICES, LLC, a Wisconsin corporation ("Firstar"), and BISYS FUND SERVICES OHIO, INC., an Ohio corporation ("BISYS") (Firstar and BISYS each a "Co-Administrator" and collectively, the "Co-Administrators").

     WHEREAS, the Company is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company desires to retain the Co-Administrators to provide certain administration and certain accounting services for each class of shares of common stock ("shares") in each of the Company's investment portfolios (individually, a "Portfolio" and collectively, the "Portfolios") as listed on Appendix A (as such Appendix A may, from time to time, be supplemented or amended) and the Co-Administrators are willing to furnish such administration and such accounting services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed among the parties hereto as follows:

     1.   Appointment of Co-Administrators.  The Company hereby appoints the Co-
          --------------------------------
Administrators to provide administration and accounting services for each class of shares in each of the Company's Portfolios on the terms and for the period set forth in this Agreement. Each Co-Administrator accepts such appointment and agrees to perform the services and duties set forth in Appendix B in return for the compensation provided in Section 5 below. In the event that the Company establishes additional classes or investment portfolios other than those listed on Appendix A with respect to which it desires to retain the Co-Administrators to provide certain administration and certain accounting services hereunder, the Company shall notify the Co-Administrators, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios (except to the extent that said provisions, including the compensation payable on behalf of such new Portfolio, may be modified in writing by the Company and Co-Administrators at the time).

     2.   Delivery of Documents. The Company has furnished the Co-Administrators
          ---------------------
with copies, properly certified or authenticated, of each of the following documents and will deliver to them all future amendments and supplements, if any:

          a. The Company's Articles of Incorporation, filed with the State Department of Assessments and Taxation of the State of Maryland on September 9, 1982, as amended and supplemented (the "Charter");

          b.   The Company's By-Laws, as amended ("By-Laws");

          c. Resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement;

          d. The Company's most recent amendments to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N-lA as filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999 and September 7, 1999 relating to its Portfolios (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

          e. The Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

          f. The Company's Administrative Services Plans for Trust shares and Institutional shares, respectively, and Shareholder Services Plan for the Conning Money Market Portfolio (non 12b-1 Plans) and related forms of Servicing Agreements and the Company's Distribution and Services Plans for Investor A shares and Investor B shares, respectively, (Rule 12b-1 Plans) and related forms of Servicing Agreements;

          g. The following agreements of the Company: the Amended and Restated Advisory Agreement with Mississippi Valley Advisors Inc. dated as of April 1, 1991 and related addenda (the "Advisory Agreement"); the Sub-Advisory Agreement with Clay Finlay Inc. with respect to the International Equity Portfolio dated as of August 29, 1996 and the Sub-Advisory Agreement with Conning Asset Management Company with respect to the Conning Money Market Portfolio dated as of February 13, 1999; the Transfer Agency Agreement with The Winsbury Service Corporation (presently known as BISYS Fund Services Ohio, Inc.) dated October 1, 1993 and related amendments and addenda (the "Transfer Agency Agreement"); the Distribution Agreement with The Winsbury Company Limited Partnership (presently known as BISYS Fund Services) dated October 1, 1993 and related amendments and addenda (the "Distribution Agreement"); and the Custodian Agreement with Mercantile Bank of St. Louis National Association dated as of April 1, 1992 with related amendments, as assigned to Mercantile Trust Company National Association, and the current fee letters related to such Agreement (the "Custodian Agreement");

          h. The Company agrees to provide (i) a copy of the Company's current Articles Supplementary to its Charter as filed with the State Department of Assessments and Taxation of Maryland on September 16, 1998 as to the number of shares authorized in each Portfolio and any class thereof, and (ii) a certificate as to the number of issued and outstanding shares of each such Portfolio and class thereto, such certificate to be certified by the Company's transfer agent as of the close of business on December 31, 1999; and

          i. Before entering into a transaction regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(s)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Company by the CFTC which states that the Company will not be treated as a "pool" as defined in
Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Company by the CFTC which states that the CFTC will not take any enforcement action if the Company does not register as a "commodity pool operator."

     3.   Services as Co-Administrators.
          -----------------------------

          a. Subject to the direction and control of the Board of Directors of the Company, the Co-Administrators shall assist in supervising all aspects of the Portfolios' operations, other than those services performed by the Company's investment adviser pursuant to the Advisory Agreement, the Company's custodian pursuant to the Custodian Agreement, the Company's distributor pursuant to the Distribution Agreement and the Company's transfer agent pursuant to the Transfer Agency Agreement. In this regard, the Co-Administrators will provide the administration and accounting services listed on Appendix B.

          b. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Co-Administrators agree that all records which they maintain for the Company are the property of the Company and further agree to surrender promptly to the Company any of such records upon the Company's request. The Co-Administrators further agree to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under said Act.

          c. In performing all of their services and duties as Co-Administrators, the Co-Administrators will act in conformity with the Charter, By-Laws, Prospectuses and resolutions and other instructions of the Company's Board of Directors and will comply with the requirements of the 1940 Act and other applicable federal or state law.

          d. In the event of equipment failures beyond the Co-Administrators' control, the Co-Administrators shall, at no additional expense to the Company and its Portfolios, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The Co-Administrators shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

          e. The Co-Administrators may, at their expense, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that the Co-Administrators shall not be relieved
           --------  -------
of any of their obligations under this Agreement by the appointment of such subcontractor; and provided further, that the Co-Administrators shall be
                   -------- -------
responsible to the extent provided in Section 7 below for the acts of such subcontractor as if such acts were their own.

     4.   Expenses Assumed as Co-Administrators; Expense Reimbursements.
          -------------------------------------------------------------

          a. The Co-Administrators will bear all expenses in connection with the performance of their respective services under this Agreement except as otherwise provided herein. Other expenses to be incurred in the operation of the Portfolios, including taxes, interest, brokerage fees and commissions, if any, salaries and fees of officers and directors who are not officers, directors, shareholders or employees of the Co-Administrators or the investment adviser or distributor for the Portfolios, Securities and Exchange Commission fees and state Blue Sky qualification and renewal fees, advisory and administration fees, costs and related out-of-pocket expenses incurred in connection with obtaining pricing information, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Portfolios, costs of shareholder reports and meetings and any extraordinary expenses, will be borne by the Company, provided, however,
                                                          --------  -------
that the Company will not bear, directly or indirectly, the cost of any activity which is primarily intended to result in the sale of shares of the Portfolios otherwise than pursuant to its Distribution and Services Plans.

          b. If the expenses borne by any Portfolio in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the Portfolio's shares are registered or qualified for sale to the public, the Co-Administrators agree to reimburse such Portfolio for a portion of any such excess expense in an amount equal to the proportion that the administration fees otherwise payable by the Portfolio to the Co-Administrators bears to the total amount of the investment advisory and administration fees otherwise payable by the Portfolio. The expense reimbursement obligation of the Co-Administrators is limited to the amount of their fees hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Co-
             --------  -------
Administrators shall reimburse such Portfolio for a portion of any such excess expenses in an amount equal to the proportion that the fees otherwise payable to the Co-Administrators bears to the total amount of investment advisory and administration fees otherwise payable by the Portfolio regardless of the amount of fees paid to the Co-Administrators during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Portfolio so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

     5.   Compensation.
          ------------

          a. In consideration of the services rendered and expenses assumed pursuant to this Agreement, the Company will pay the Co-Administrators jointly a fee, computed daily and payable monthly, (i) with respect to each Portfolio other than the Tax-Exempt Money Market Portfolio, at the annual rate of .20% of the average daily net assets of each Portfolio, and (ii) with respect to the Tax-Exempt Money Market Portfolio, at the annual rate of .10% of the average daily net assets of the Portfolio. Net asset value shall be computed in accordance with the Portfolios' Prospectuses and resolutions of the Company's Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Such fee as is attributable to each Portfolio shall be a separate charge to such Portfolio and shall be the several (and not joint or joint and several) obligation of each such Portfolio. The fees shall be allocated and paid separately to the Co-Administrators as set forth on Appendix C.

          b. The Co-Administrators will from time to time employ or associate with themselves such person or persons as the Co-Administrators may believe to be particularly fitted to assist them in the performance of this Agreement. Such person or persons may be officers and employees who are employed by either of the Co-Administrators and the Company. The compensation of such person or persons shall be paid by such Co-Administrator employing such persons and no obligation shall be incurred on behalf of the Portfolios in such respect.

     6.   Proprietary and Confidential Information. Each Co-Administrator agrees
          ----------------------------------------
on behalf of itself and its employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its Portfolios and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Co-Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

     7.   Limitation of Liability. Neither Co-Administrator shall be liable for
          -----------------------
any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of either Co-Administrator, who may be or become an officer, employee or agent of the Company, shall be deemed, when rendering services to the Company or acting on any business of the Company (other than services or business in connection with such Co-Administrator's duties as a co-administrator hereunder) to be rendering such services to or acting solely for the Company and not as an officer, director, employee or agent or one under the control or direction of such Co-Administrator even though paid by it.

     8.   Duration, Termination and Assignment.
          ------------------------------------

          a. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue in effect with respect to each Portfolio until March 31, 2001.

          b. If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party"), such other parties (the "Non-Defaulting Parties") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty
(30) days, or within such other reasonable period as shall have been consented to by the Non-Defaulting Parties, after such written notice is given, then the Non-Defaulting Parties may terminate this Agreement by giving thirty (30) days' written notice of such termination to the Defaulting Party. If Firstar or BISYS is a Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Firstar or BISYS with respect to services performed prior to such termination. In all cases, termination by a Non-Defaulting Party shall not constitute a waiver by such Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

          c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by any party hereto without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

     9.   Amendment of this Agreement. No provision of this Agreement may be
          ---------------------------
changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

     10.  Notices. Notices of any kind to be given to the Company hereunder by
          -------
the Co-Administrators shall be in writing and shall be duly given if mailed or delivered to the Company c/o Jerry V. Woodham, Treasurer, Saint Louis University, 3500 Lindell Boulevard, St. Louis, Missouri 63103, with a copy to W. Bruce McConnel, III, Esq., Drinker Biddle & Reath LLP, One Logan Square, 18/th/ and Cherry Streets, Philadelphia Pennsylvania 19103-6996, or at such other address or to such individual as shall be so specified by the Company to the Co-Administrators. Notices of any kind to be given to the Co-Administrators hereunder by the Company shall be in writing and shall be duly given if mailed or delivered (i) to Firstar at 615 E. Michigan Street, Milwaukee, Wisconsin 53202, Attention: Joseph Redwine, and (ii) to BISYS at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: Walter B. Grimm, or at such other address or to such other individual as shall be so specified by the Co-Administrators to the Company.

     11.  Miscellaneous. The captions in this Agreement are included for
          -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     12.  Counterparts. This Agreement may be executed in counterparts, all of
          ------------
which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                     MERCANTILE MUTUAL FUNDS, INC.


                                     BY: /s/ Jerry V. Woodham
                                        -------------------------------
                                        Jerry V. Woodham, President


                                     FIRSTAR MUTUAL FUND SERVICES, LLC

                                     By: /s/ Joseph D. Redwine
                                        -------------------------------


                                     BISYS FUND SERVICES OHIO, INC.

                                     By: /s/ signature illegible
                                        -------------------------------

                                  APPENDIX A
                                    to the
                           ADMINISTRATION AGREEMENT
                                     among
                        Mercantile Mutual Funds, Inc.,
                       Firstar Mutual Fund Services, LLC
                                      and
                        BISYS Fund Services Ohio, Inc.

--------------------------------------------------------------------------------

Treasury Money Market Portfolio (Investor A shares, Trust shares, Trust II shares and Institutional shares)

Money Market Portfolio (Investor A shares, Investor B shares, Trust shares, Trust II shares and Institutional shares)

Tax-Exempt Money Market Portfolio (Investor A shares, Trust shares and Trust II shares)

U.S. Government Securities Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Intermediate Corporate Bond Portfolio (Investor A shares, Trust shares and Institutional shares)

Bond Index Portfolio (Investor A shares, Trust shares and Institutional shares)

Government & Corporate Bond Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Short-Intermediate Municipal Portfolio (Investor A shares and Trust shares)

Missouri Tax-Exempt Bond Portfolio (Investor A shares, Investor B shares and Trust shares)

National Municipal Bond Portfolio (Investor A shares, Investor B shares and Trust shares)

Balanced Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Equity Income Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Equity Index Portfolio (Investor A shares, Trust shares and Institutional shares)

Growth & Income Equity Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Growth Equity Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Small Cap Equity Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Small Cap Equity Index Portfolio (Investor A shares, Trust shares and Institutional shares)

International Equity Portfolio (Investor A shares, Investor B shares, Trust shares and Institutional shares)

Conning Money Market Portfolio (shares)

                                  APPENDIX B
                                    to the
                           ADMINISTRATION AGREEMENT
                                     among
                        Mercantile Mutual Funds, Inc.,
                       Firstar Mutual Fund Services, LLC
                                      and
                        BISYS Fund Services Ohio, Inc.


--------------------------------------------------------------------------------

A.   For the Period January 1, 2000 through March 31, 2000:
     -----------------------------------------------------

     1.   Services to be Provided Jointly by Firstar and BISYS:

          . Provide personnel and supervise an office facility (which may be in the offices of either Co-Administrator or an affiliate but shall be in such location as the Company shall reasonably determine) to receive purchase, exchange and redemption orders via the Company's toll-free telephone lines (pursuant to the Co-Administrators' procedures which the Co-Administrators represent are designed to present reasonable assurance that instructions by telephone are genuine and to prevent losses due to unauthorized or fraudulent telephone transactions) and transmit such requests to the Company's transfer agent as promptly as is practicable.

          . Provide information and distribute written communications concerning the Portfolios to their shareholders of record, and assist in handling shareholder problems and calls.

          . Supervise the services of individuals ("Shareholder Representatives") provided by the Co-Administrators whose principal responsibility and function shall be to preserve and strengthen the Company's relationships with its shareholders.

          . Monitor the Company's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under its Administrative Services Plans for Trust shares and Institutional shares, respectively, its Shareholder Services Plan for the Conning Money Market Portfolio and its Distribution and Services Plans for Investor A shares and Investor B shares, respectively, including monitoring and reviewing the services rendered by Service Organizations to their customers who are the record or beneficial owners of such shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"); monitor the distributor's operations under the Distribution and Services Plans and related distribution services agreements between the distributor and broker-dealers which provide services primarily intended to result in the sale of Investor A shares and Investor B shares pursuant to the Distribution and Services Plans (the "Distribution Services Agreements"); review the qualifications of Service Organizations or broker-dealer organizations wishing to enter into Servicing Agreements with the Company or Distribution Services Agreements with the distributor; assist in the execution and delivery of Servicing Agreements and Distribution Services Agreements; report to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Plans and the nature of the services pursuant to the Servicing Agreements or Distribution Services Agreements; and maintain appropriate records in connection with such duties.

          . Furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies.

          . Assist in monitoring of regulatory and legislative developments which may affect the Company; assist in counseling the Company with respect to regulatory examinations of the Company; and work with the Company's counsel in connection with regulatory matters or litigation.

     2.   Services to be Provided by Firstar:

          . Calculate fund performance starting with the March 31, 2000 period.

          . Communicate fund performance to reporting agencies beginning with the March 31, 2000 period.

          .    Complete blue sky compliance starting January 10, 2000.

          . Monitor daily compliance with 1940 Act and prospectus/SAI using internet access to fund accounting reports from BISYS.

          .    Monitor compliance with Subchapter M of Internal Revenue Code.

          .    Monitor fidelity bond coverage.

          .    Monitor directors' and officers' liability coverage.

          . Monitor compliance by "access persons" with the Company's Code of Ethics (other than those "access persons" subject to the securities transaction pre-clearance and reporting requirements of the Codes of Ethics of the Company's investment adviser or principal underwriter).

          . Calculate required regular and excise tax distributions after January 1, 2000.

          .    Coordinate payment of fund expenses.

          .    Monitor expense ratios/budget expenses.

          .    Prepare and distribute Board materials for April 2000 meeting.

          . Lead and coordinate process of N-1A update to the extent requested by the Company and its counsel.


     3.   Services to be Provided by BISYS:

          .    Manage fund audits and prepare audit schedules.

          . Prepare, file with the Securities and Exchange Commission and distribute to shareholders the Company's Annual Reports to Shareholders for the fiscal year ended November 30, 1999.

          .    Perform the following accounting services daily for each
               Portfolio:

               (a)  Calculate the net asset value per share;

               (b) Calculate, for each money market Portfolio, the amount of the deviation (if any) of the current market-based net asset value per share and the amortized cost price per share;

               (c) Calculate the dividend and capital gain distribution, if any;

               (d)  Calculate the yield;

               (e)  Reconcile cash movements with the Company's custodian;

               (f) Verify and reconcile with the Company's custodian all daily trade activity;

               (g) Calculate fees due under the Administrative Services Plans, Shareholder Services Plan and Distribution and Services Plans for shareholder support services.

               (h)  Provide the following reports:

                    (i)   A current security position report;

                    (ii) A summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

                    (iii) A current cash position report (including cash
                          available from portfolio sales and maturities and sales of a Portfolio's shares less cash needed for redemptions and settlement of portfolio purchases);

                    (i) Such other similar services with respect to a Portfolio as may be reasonably requested by the Company.

               .    Perform the following accounting services for each
                    Portfolio:

                    (a) Obtain at least daily for variable net asset value Portfolios, and daily (or some other period no less frequently than weekly upon the mutual agreement of the Company and BISYS) for money market portfolios, actual dealer quotations, prices from a pricing service, or matrix prices on all portfolios securities (including those with less than 60 days to maturity) in order to mark the entire portfolio to the market; and

                    (b) Prepare an interim balance sheet, statement of income and expense, and statement of changes in net assets for the Company's Portfolios as of each month-end.

               . Make available Fund accounting reports via internet to assist Firstar in daily monitoring of prospectus compliance.

               .    Prepare and file Form N-SAR.

               .    Assist in preparation and filing of Rule 24f-2 Notices.

               . Calculate total return performance through and including February 28, 2000.

               . Calculate SEC yield performance through and including March 31, 2000.

               . Communicate fund performance to reporting agencies for regular weekly money market portfolios through March 31, 2000.

               . Complete blue sky compliance through January 10, 2000 including all filings complete through February 29, 2000.

               . Prepare and distribute Board materials for January 2000 meeting.

               .    File form 1099-MISC for directors and service providers.

               .    Calculate U.S. Government interest for state exclusion.

               . Maintain records in accordance with Rule 31a-3 and provide photocopies of those records as requested.

               . Provide financial data and general assistance to Firstar and counsel to the Company as needed to complete N-1A update.

               . Mail all communications by the Company to its shareholders or to their authorized representatives, including (but not limited to) reports to shareholders, dividend and distribution notices, and proxy materials for its meetings of shareholders; receive and tabulate proxy cards for all meetings of shareholders.

          . Compile data for, and assist in preparation for execution and filing by the Company, all of the Company's federal and state tax returns and required tax filings other than those required to be made by the Company's custodian or transfer agent.


B.   For the Period April 1, 2000 through March 31, 2001:
     ---------------------------------------------------

     1.   Services to be Provided by Firstar:

          . Provide personnel and supervise an office facility to receive purchase, exchange and redemption orders via the Company's toll-free telephone lines (pursuant to Firstar's procedures which Firstar represents are designed to present reasonable assurance that instructions by telephone are genuine and to prevent losses due to unauthorized or fraudulent telephone transactions) and transmit such requests to the Company's transfer agent as promptly as is practicable.

          . Provide information and distribute written communications concerning the Portfolios to their shareholders of record, and assist in handling shareholder problems and calls.

          . Supervise the services of individuals ("Shareholder Representatives") provided by Firstar whose principal responsibility and function shall be to preserve and strengthen the Company's relationships with its shareholders.

          . Monitor the Company's arrangements with respect to services provided by certain institutional shareholders ("Service Organizations") under its Administrative Services Plans for Trust shares and Institutional shares, respectively, its Shareholder Services Plan for the Conning Money Market Portfolio and its Distribution and Services Plans for Investor A shares and Investor B shares, respectively, including monitoring and reviewing the services rendered by Service Organizations to their customers who are the record or beneficial owners of such shares, pursuant to agreements between the Company and such Service Organizations ("Servicing Agreements"); monitor the distributor's operations under the Distribution and Services Plans and related distribution services agreements between the distributor and broker-dealers which provide services primarily intended to result in the sale of Investor A shares and Investor B shares pursuant to the Distribution and Services Plans (the "Distribution Services Agreements"); review the qualifications of Service Organizations or broker-dealer organizations wishing to enter into Servicing Agreements with the Company or Distribution Services Agreements with the distributor; assist in the execution and delivery of Servicing Agreements and Distribution Services Agreements; report to the Company's Board of Directors with respect to the amounts paid or payable by the Company from time to time under the Plans and the nature of the services pursuant to the Servicing Agreements or Distribution Services Agreements; and maintain appropriate records in connection with such duties.

          . Furnish statistical and research data, clerical and certain bookkeeping services and stationery and office supplies.

          . Assist in monitoring of regulatory and legislative developments which may affect the Company; assist in counseling the Company with respect to regulatory examinations of the Company; and work with the Company's counsel in connection with regulatory matters or litigation.

          .    Calculate fund performance.

          .    Communicate fund performance to reporting agencies.

          .    Complete blue sky compliance.

          .    Monitor daily compliance with 1940 Act and prospectus/SAI.

          .    Monitor compliance with Subchapter M of Internal Revenue Code.

          .    Monitor fidelity bond coverage.

          .    Monitor directors' and officers' liability coverage.

          . Monitor compliance by "access persons" with the Company's Code of Ethics (other than those "access persons" subject to the securities transaction pre-clearance and reporting requirements of the Codes of Ethics of the Company's investment adviser or principal underwriter).

          .    Calculate required regular and excise tax distributions.

          .    Coordinate payment of fund expenses.

          .    Monitor expense ratios/budget expenses.

          .    Prepare and distribute Board materials.

          . Lead and coordinate process of N-1A update to the extent requested by the Company and its counsel.

          .    Manage fund audits and prepare audit schedules.

          . Prepare, file with the Securities and Exchange Commission and distribute to shareholders the Company's Annual and Semi-Annual Reports to Shareholders.

          .    Perform the following accounting services daily for each
               Portfolio:

               (a)   Calculate the net asset value per share;

               (b) Calculate, for each money market Portfolio, the amount of the deviation (if any) of the current market-based net asset value per share and the amortized cost price per share;

               (c) Calculate the dividend and capital gain distribution, if any;

               (d)   Calculate the yield;

               (e)   Reconcile cash movements with the Company's custodian;

               (f) Verify and reconcile with the Company's custodian all daily trade activity;

               (g) Calculate fees due under the Administrative Services Plans, Shareholder Services Plan and Distribution and Services Plans for shareholder support services.

               (h)   Provide the following reports:

                     (i)    A current security position report;

                     (ii) A summary report of transactions and pending maturities (including the principal, cost, and accrued interest on each portfolio security in maturity date order); and

                     (iii) A current cash position report (including cash available from portfolio sales and maturities and sales of a Portfolio's shares less cash needed for redemptions and settlement of portfolio purchases);

               (i) Such other similar services with respect to a Portfolio as may be reasonably requested by the Company.

          .    Perform the following accounting services for each Portfolio:

               (a) Obtain at least daily for variable net asset value Portfolios, and daily (or some other period no less frequently than weekly upon the mutual agreement of the Company and Firstar) for money market portfolios, actual dealer quotations, prices from a pricing service, or matrix prices on all portfolios securities (including those with less than 60 days to maturity) in order to mark the entire portfolio to the market; and

               (b) Prepare an interim balance sheet, statement of income and expense, and statement of changes in net assets for the Company's Portfolios as of each month-end.

          .    Prepare and file Form N-SAR.

          .    Assist in preparation and filing of Rule 24f-2 Notices.

          .    File form 1099-MISC for directors and service providers.

          .    Calculate U.S. Government interest for state exclusion.

          . Maintain records in accordance with Rule 31a-3 and provide photocopies of those records as requested.

          . Mail all communications by the Company to its shareholders or to their authorized representatives, including (but not limited to) reports to shareholders, dividend and distribution notices, and proxy materials for its meetings of shareholders; receive and tabulate proxy cards for all meetings of shareholders.

          . Compile data for, and assist in the preparation for execution and filing by the Company, all of the Company's federal and state tax returns and required tax filings other those required to be made by the Company's custodian or transfer agent.


     2.   Services to be Provided by BISYS:

          . Assist in response to examination letters received from the Securities and Exchange Commission.

          . Assist in response to audit requests from the Company's independent accountants.

          .    Review prospectuses as prepared by counsel to the Company.

          . Review periodic supplements to prospectuses, as prepared by counsel to the Company, as requested.

          .    Advise on product development issues.

          .    Assist Firstar in preparation of Board meeting materials.

          . Review board agendas and administrative sections of Board materials, as requested.

          .    Participate at Board meetings, as requested.

          .    Review all Board minutes, as requested.

          . Provide a designated project manager for routine ongoing projects.

          .    Review and comment on all advertising and sales literature.

          . Review blue sky compliance from time to time at the request of Firstar.

          . Provide such other services as the parties hereto may agree to in writing.

                                  APPENDIX C
                                    to the
                           ADMINISTRATION AGREEMENT
                                     among
                        Mercantile Mutual Funds, Inc.,
                       Firstar Mutual Fund Services, LLC
                                      and
                        BISYS Fund Services Ohio, Inc.

--------------------------------------------------------------------------------

     The fees payable pursuant to Section 5.a. of the Administration Agreement shall be allocated and paid to the Co-Administrators as set forth below.

1.   For the period January 1, 2000 through March 31, 2000:
     -----------------------------------------------------


               Firstar                   .03% of the average daily net assets of
                                         each Portfolio


               BISYS .17% of the average daily net assets of each Portfolio other than the Tax-Exempt Money Market Portfolio and .07% of the average daily net assets of the Tax-Exempt Money Market Portfolio


2.   For the period April 1, 2000 through March 31, 2001:
     ---------------------------------------------------


               Firstar .19% of the average daily net assets of each Portfolio other than the Tax-Exempt Money Market Portfolio and .09% of the average daily net assets of the Tax-Exempt Money Market Portfolio


               BISYS .01% of the average daily net assets of each Portfolio, subject to a minimum annual aggregate fee for the Portfolios of $300,000

                                      C-1